EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 20, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Aug 2007 – Jul 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	2.0%	5.2%	4.8%	-4.0%	-1.5%	2.7%	3.3%	2.7%	12.3%	-18.7%	0.3	0.3
B**	2.0%	5.2%	4.4%	-4.6%	-2.2%	2.0%	N/A	2.0%	12.3%	-20.4%	0.2	0.2
Legacy 1***	2.1%	5.3%	6.0%	-1.9%	0.3%	N/A	N/A	-1.0%	11.4%	-14.8%	0.0	-0.1
Legacy 2***	2.1%	5.3%	5.8%	-2.4%	-0.1%	N/A	N/A	-1.4%	11.4%	-15.2%	-0.1	-0.2
Global 1***	2.1%	5.4%	6.5%	-0.7%	-1.4%	N/A	N/A	-2.1%	10.9%	-14.6%	-0.1	-0.3
Global 2***	2.1%	5.4%	6.3%	-1.0%	-1.7%	N/A	N/A	-2.4%	10.8%	-15.4%	-0.2	-0.3
Global 3***	2.0%	5.3%	5.4%	-2.6%	-3.5%	N/A	N/A	-4.2%	10.9%	-19.7%	-0.3	-0.5

S&P 500 Total Return Index****	0.5%	0.1%	9.6%	7.8%	13.7%	0.9%	6.2%	0.9%	19.1%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	0.6%	3.7%	8.0%	30.7%	14.6%	12.2%	9.0%	12.2%	13.2%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					29%
Energy	6%	Long	Crude Oil	2.5%	Short	5%	Long	Crude Oil	1.9%	Short
			Natural Gas	1.4%	Long			Natural Gas	1.5%	Long
Grains/Foods	13%	Long	Soybeans	2.6%	Long	13%	Long	Soybeans	2.6%	Long
			Corn	2.5%	Long			Corn	2.6%	Long
Metals	11%	Short	Aluminum	3.4%	Short	11%	Short	Aluminum	3.4%	Short
			Nickel	1.8%	Short			Nickel	1.7%	Short
FINANCIALS	70%					71%
Currencies	25%	Long $	Euro	4.2%	Short	26%	Long $	Euro	4.3%	Short
			Swiss Franc	3.3%	Short			Swiss Franc	3.5%	Short
Equities	21%	Long	S&P 500	7.9%	Long	21%	Long	S&P 500	8.0%	Long
			Nasdaq	2.0%	Long			Nasdaq	2.1%	Long
Fixed Income	24%	Long	Bunds	4.7%	Long	24%	Long	Bunds	4.7%	Long
			U.S. 5-Year Treasury Notes	4.2%	Long			U.S. 5-Year Treasury Notes	4.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied nearly 5% as a weekly report from the U.S. Energy Information Administration showed a decline in domestic inventories.  Crude oil prices were also supported by beliefs Western nations would soon announce new sanctions on Iran.  Natural gas prices moved higher due to elevated energy demand forecasts fostered by upcoming warm weather in the U.S.

Grains/Foods
Grains markets continued their steady uptrend as warm and dry weather in key U.S. farming areas put pressure on crop yields.  Sugar prices rose as heavy rainfall and shipping delays in Brazil caused a decline in output.  Lean hogs prices moved lower as industry reports showed a recent decrease in demand.

Metals
Base metals markets underwent a sharp decline following reports Chinese officials decided not to lift recent home-buying restrictions, which impacted demand.  Intraweek equity market declines in the U.S. and Europe added to industrial demand concerns, putting further pressure on prices.   Precious metals markets declined due to U.S. dollar strength and diminished hopes for upcoming stimulus activity.

Currencies
The Japanese yen rallied as bearish data from North America and Europe increased demand for safer assets.  In the Eurozone, the euro fell to a 12-year low against the yen due to growing concerns Spain will need bailout assistance to avoid defaulting on its current debt obligations.  The Australian dollar posted modest gains as a surge in equity prices intraweek fostered short-term demand for higher-yielding assets.

Equities
North American equity markets moved higher as bullish second-quarter earnings reports and hopes of upcoming stimulus activity supported buying.  European share prices exhibited mixed results as the bullish impact of strong U.S. housing data was offset by growing concerns surrounding the Spanish economy.  The Japanese Nikkei 225 finished lower due to declines in the nation’s export industries caused by the stronger yen.

Fixed Income
U.S. Treasury markets experienced gains due to a boost in safe-haven demand caused by weak U.S. employment data and investors attempting to diversify away from the sovereign debt markets of smaller European nations.   German Bund markets also rallied, supported by European equity weakness and beliefs Eurozone Officials were far from agreeing on an adequate plan to fix its ailing debt markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.